AGREEMENT


                         Dated as of September 16, 1997


                                     between


                         GENERAL ACCEPTANCE CORPORATION

                                       and

                                  CONSECO, INC.




                                TABLE OF CONTENTS

Section                                                                                                    Page
-------                                                                                                    ----
     1.         Definitions  1

     2.         Closing Transactions
                2.1.         Issuance of Guaranty............................................................9
                2.2.         Issuance of Note and Warrant and
                             Payment of Fee..................................................................9
                2.3          Execution and Delivery of Supplemental
                             Documents.......................................................................9

     3.         Conditions Precedent
                3.1.         Conditions to the Purchase......................................................9

     4.         Representations and Warranties of the Purchaser
                4.1.         Organization....................................................................12
                4.2.         Due Execution, Delivery and Performance
                             of the Agreement................................................................12
                4.3.         Investment Representation.......................................................12

     5.         Representations and Warranties of the Company
                5.1.         Corporate Existence; Compliance with Law........................................14
                5.2.         Subsidiaries....................................................................14
                5.3.         Corporate Power; Authorization;
                             Enforceable Obligations.........................................................14
                5.4.         SEC Documents...................................................................15
                5.5.         Absence of Certain Changes or Events............................................16
                5.6.         Interim Financial Statements; Absence
                             of Undisclosed Liabilities......................................................17
                5.7.   Projections...........................................................................17
                5.8.         No Default......................................................................18
                5.9.         No Litigation...................................................................18
                5.10.        Capital Structure of the Company................................................18
                5.11.        Broker's or Finder's  Fee.......................................................19
                5.12.        Other Representations and Warranties............................................19
                5.13.        Disclosure......................................................................19

     6.         Financial Statements and Information.........................................................20





Section                                                                                                     Page
-------                                                                                                     ----

     7.         Affirmative Covenants........................................................................20

     8.         Negative Covenants...........................................................................21




     9.         Events of Default; Rights and Remedies
                9.1.         Events of Default...............................................................32
                9.2.         Remedies........................................................................35

    10.         Triggering Events
                10.1.        Events..........................................................................24
                10.2.        Redemption......................................................................24
                10.3.        Funds Unavailable...............................................................25
                10.4.        Notice..........................................................................26

    11.         Right of First Refusal.......................................................................26

    12.         Securities Law Matters.......................................................................27

    13.         Miscellaneous
                13.1.        Press Releases..................................................................27
                13.2.  Expenses..............................................................................27
                13.3.  Indemnification.......................................................................27
                13.4.        Assignment......................................................................28
                13.5.        Remedies........................................................................28
                13.6.        Waiver of Jury Trial............................................................28
                13.7.        Arbitration.....................................................................28
                13.8.        Severability....................................................................29
                13.9.        Parties.........................................................................29
                13.10.       Conflict of Terms...............................................................29
                13.11.       Governing Law...................................................................29
                13.12.       Notices.........................................................................30
                13.13.       Survival........................................................................30
                13.14.       Section Titles..................................................................31
                13.15.       Counterparts....................................................................31

EXHIBIT A - FORM OF GUARANTY
EXHIBIT B - 12% SUBORDINATED CONVERTIBLE NOTE
EXHIBIT C - WARRANT

                                    AGREEMENT

         AGREEMENT, dated as of September 16, 1997, by and among GENERAL ACCEPTANCE CORPORATION, an Indiana corporation (the "Company"), and CONSECO, INC., an Indiana corporation(the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and conditions hereinafter provided, the (x)the Purchaser has agreed to guarantee certain of the obligations of the Company to General Electric Capital Corporation ("GE Capital") pursuant to that certain Limited Continuing Guaranty, of even date herewith, issued by the Purchaser in favor of GE Capital (the "Guaranty"), and (y) in consideration therefor the Company has agreed to pay to the Purchaser a fee of $300,000 and to issue to the Purchaser (1) the Company's 12% Subordinated Convertible Note, of even date herewith, in the principal amount of $10,000,000 and all other amounts payable by, or on behalf of, the Purchaser pursuant to the Guaranty and convertible into shares of the Company's common stock, no par value ("Common Stock") and (2) a Warrant to purchase an aggregate of 500,000 shares of Common Stock for a purchase price of $1.00 per share (as adjusted therein) (the "Warrant") (the Note, the Warrant and the Common Stock subject to conversion or exercise thereunder are together herein referred to as the "Securities").

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

I.       DEFINITIONS

         In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used herein:

         "Affiliate"  shall mean,  with  respect to any Person,  (i) each Person that, directly or indirectly, owns or controls, whether of record or beneficially, or as a trustee, guardian or other fiduciary, 5 percent or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors and general partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition the Purchaser shall not be deemed to be an Affiliate of the Company or any of the Affiliates of the Company by reason of the purchase of the Note or the Warrant.

         "Agreement" shall mean this Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "Algood Debentures" shall collectively mean those 12% Subordinated Convertible Notes, of even date herewith, in the aggregate principal amount of $1,500,000 issued to J.G. Algood, M.L. Algood and R.E. Algood (collectively, the "Algoods") in exchange for their loans to the Company for working capital purposes of an aggregate of $1,500,000.

         "Algood Subordination Agreement" shall mean the Algood Subordination Agreement of even date herewith among Capitol American, the Algoods and the Company for the benefit of the Algoods.

         "Ancillary Agreements" shall have the meaning ascribed to such term in the Capitol American Purchase Agreement.

         "Board" shall mean the Company's Board of Directors.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Indiana.

         "Capitol American Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of April 11, 1997, by and between the Company and Capitol American Life Insurance Company ("Capitol American").

         "Closing Date" shall mean the date hereof and "Closing" shall mean that time on the Closing Date at which this Agreement is executed and delivered and the Transactions contemplated herein are consumated.


         "Company's  Stock  Option  Plan"   shall  mean  the  General Acceptance
Corporation Employee Stock Option Plan and the General Acceptance Corporation Outside Directors' Stock Option Plan, collectively.

         "Conseco Directors" shall mean the individuals designated by Conseco, Inc. pursuant to the Stockholders' Agreement to be elected to the Board.

         "Conseco Subordination Agreement" shall mean that Conseco Subordination Agreement of even date herewith among Capitol American, the Algoods and the Company for the benefit of Conseco.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

         "ERISA Affiliate" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1996, as amended (the "IRC").

         "ERISA Event" shall mean, with respect to the Company or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Event of Default" shall have the meaning assigned to it in Section 9.1 hereof.

         "Financing Agreements" shall mean the following agreements, together with the related documents thereto, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or any successor or replacement agreement: Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement by and between the Company and GE Capital, dated as of April 11, 1997, as amended by the First Amendment thereto (the "GE Capital Amendment")of even date herewith; and Revolving Loan and Security Agreement by and between the Company and Fifth Third Bank of Central Indiana dated as of August 27, 1996 (the "Bank Agreement").

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty Obligations" shall mean the Obligations (as that term is defined in the Guaranty).

         "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), but not including accounts payable and other obligations to trade creditors and normal operating expenses characterized as liabilities incurred in the ordinary course of business, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments (except where such instruments evidence repayment of amounts referred to in subparagraph (i)),
(iii) all capital lease Obligations, (iv) in the case of the Company, the Debentures (as defined in the Securities Purchase Agreement), the Note, the Algood Notes, and (v) in the case of the Purchaser, the Guaranty.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, Charge, claim, security interest, easement or encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any Capital Lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Material Adverse Effect" shall mean any material adverse effect on the business, assets, operations, or financial or other condition or prospects of the Company or any of its Subsidiaries.

         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA, and to which the Company, any of its Subsidiaries or any ERISA Affiliate is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are employed by any of them.

         "Obligations" shall mean any principal, interest, premium, penalties, fees and other liabilities and obligations due under the documentation governing any Indebtedness (including interest after the commencement of any bankruptcy, insolvency, rehabilitation, liquidation, conservation, supervision or similar proceedings).

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company or any of its Subsidiaries maintains or makes or is obligated to make contributions to on behalf of participants who are or were employed by any of them.

         "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which the Company, any of its Subsidiaries or any ERISA Affiliate maintains or makes or is obligated to make contributions to on behalf of participants who are or were employed by any of them.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement by and among the Company and the Purchaser dated as of the date hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall mean all reports, schedules, forms, statements and other documents required to be filed with the SEC.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Senior Indebtedness" shall mean all Indebtedness under the Financing Agreements whether or not existing or hereinafter incurred and whether fixed or contingent.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Stockholders" shall mean, with respect to any Person, all of the holders of Stock of such Person immediately following the Closing Date.

         "Stockholders' Agreement" shall mean that certain

Stockholders' Agreement, dated as of April 11, 1997, as amended by Amendment No. 1 of even date herewith, by and among the Company, certain Stockholders of the Company, the Purchaser and Conseco, Inc.

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of 50 percent or more of the outstanding Stock (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50 percent or more.

         "Supplemental Agreements" shall mean any supplemental agreement, undertaking, instrument, document or other writing executed by the Company or any of its Subsidiaries or by any of their Stockholders as a condition to the consumation of the transactions contemplated by this Agreement or otherwise in connection herewith or therewith, including, without limitation, the Note, the Warrant, the Algood Notes, the Algood Subordination Agreement, the Conseco Subordination Agreement, Amendment No. 1 to the Stockholders' Agreement, Amendment No. 1 to the Capitol American Purchase Agreement, the Registration Rights Agreement and the GE Capital Amendment.

         "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         "Transactions" shall mean the transactions described in the recitals to this Agreement, and all transactions related or incidental thereto.

         "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied and consistent with the Financials. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the

Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement. As used herein, the word "or" is not exclusive.

         "The knowledge of the Company" shall mean the knowledge of the chairman of the Board, the president of the Company or the chief financial officer of the Company.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

II.      CLOSING TRANSACTIONS

         2.1. Issuance of Guaranty. Subject to the terms and conditions herein, at the Closing, the Purchaser shall issue the Guaranty.

         2.2 Issuance of Note and Warrant and Payment of Fee. Subject to the terms and conditions herein, at the Closing the Company shall issue the Note and the Warrant to the Purchaser and on the day following the Closing Date, the Company shall pay $300,000 to the Purchaser by the wire transfer of such amount in immediately available funds to an account designated by the Purchaser.

         2.3 Execution and Delivery of Supplemental Documents. Subject to the terms and conditions herein, at the Closing, the parties hereto shall execute and deliver such Supplemental Documents to which they are intended to be parties which are contemplated to be executed and delivered at Closing.


III.  CONDITIONS PRECEDENT

         3.1. Conditions to the Purchase. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Purchaser hereunder, the Company shall have no rights under this Agreement, and the Purchaser shall not be obligated to issue the Guaranty or to otherwise satisfy its obligations hereunder, unless and until each of the following conditions precedent shall have been fulfilled or waived by the Purchaser, and the Company shall have delivered, where applicable, in form and substance satisfactory to the Purchaser, and (unless otherwise indicated) each dated the Closing Date:

         (a) The Company shall have issued to the Purchaser the Note and the Warrant.

         (b) The Purchaser shall have received a written certificate from the chief financial officer of the Company to the effect that all of the representations and warranties of the Company contained in this Agreement or in any of the Supplemental Agreements are true and correct in all material respects. Except to the extent that any such representation or warranty expressly relates to an earlier date.

         (c) The Purchaser shall have received a favorable opinion or opinions of counsel for the Company in form and substance satisfacory to the Purchaser, it being understood that, to the extent that such opinion of counsel shall rely upon any other opinion of counsel, each such other opinion shall also be in form and substance satisfactory to the Purchaser and shall provide that the Purchaser may rely thereon.

         (d) The Purchaser shall have received resolutions of the Board certified by the Secretary or Assistant Secretary of the Company, to be dated, duly adopted and in full force and effect as of the Closing Date, authorizing
(i) the consummation of the Transactions, (ii) specific officers to execute and deliver this Agreement and the Supplemental Ancillary Agreements to which the Company is intended to be a party and (iii) the meeting of the stockholders of the Company referred to in Section 7 below.

         (e) Certificates of the secretary or an assistant secretary of the Company, dated the Closing Date, as to the incumbency and signatures of the officers or representatives of such entity executing this Agreement and the Supplemental Agreements and any other certificates or other documents to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such secretary or assistant secretary.

         (f) Certificate of Existence from the Indiana Secretary of State, dated the most recent practicable date prior to the Closing Date, showing that the Company is organized and in good standing in the State of Indiana.

         (g) A copy of the certificate of incorporation and all amendments thereto of each of the Company, General Acceptance Corporation Reinsurance, Limited and copies of their respective by-laws all of which shall be certified by the secretary or assistant secretary of each respective corporation as true and correct as of the Closing Date.

         (h) The Purchaser shall have received such financial statements, projections and such other financial and other information regarding the Company and its Subsidiaries as the Purchaser deems appropriate.

         (i) A certificate of the Chief Executive Officer of the Company, satisfactory in form and substance to the Purchaser, stating that, as of the Closing Date, no change has occurred in the business, assets, operating properties, operations, prospects, financial or other condition of the Company or any of its

Subsidiaries since April 11, 1997 which would result in a Material Adverse Effect, except such changes as have been disclosed to the Conseco Directors.

         (j) Amendment No. 1 to the Stockholders' Agreement, the Registration Rights Agreement, Amendment No. 1 to the Capitol American Purchase Agreement, the Conseco Subordination Agreement and the Algood Subordination Agreement shall have been executed and delivered by the intended parties thereto.

         (k) The Algod Loans shall have been made and the Purchaser shall have received evidence thereof satisfactory to it.

         (l) The GE Capital Amendment shall have been executed and delivered by the parties thereto and all documents relating thereto shall be in form and substance satisfactory to the Purchaser.

         (m) The Company shall have paid all outstanding Indebtedness under the Bank Agreement and all documents relating thereto shall have been executed and delivered in form and substance satisfactory to the Purchaser.

         (n) The Purchaser shall have received copies of such additional information and materials as the Purchaser may have reasonably requested.

IV.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing until the Securities are no longer held by the Purchaser, its successors or assigns:

         4.1 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Indiana and it has full corporate power and authority to enter into this Agreement, to issue the Guaranty and to perform its obligations under the Guaranty and hereunder.

         4.2 Due Execution, Delivery and Performance of the Agreement. The execution, delivery, and performance of the Guaranty and this Agreement (i) have been duly authorized by all requisite corporate action by the Purchaser, and
(ii) will not violate the Certificate or Articles of Incorporation or Bylaws of the Purchaser or any provision of any material indenture, mortgage, agreement, contract, or other instrument to which it is a party or by which it or any of its material properties or assets are bound, or be in conflict with, result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract, or other instrument. This Agreement and the

Guaranty are legal, valid, and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except to the extent that (a) enforcement may be limited by or subject to the principles of public policy and any bankruptcy and insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limited to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding thereafter may be brought.

         4.3 Investment Representation. The Purchaser represents and warrants that it is purchasing the Securities for its own account, for investment purposes and not with a view to the distribution thereof. The Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Securities), except in compliance with the Securities Act of 1933, as amended (the "Act"), the rules and regulations thereunder and any applicable state securities laws.

         The Purchaser recognizes that investing in the Securities involves a high degree of risk, and the Purchaser is in a financial position to hold the Securities indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Securities. The Purchaser is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and has had the opportunity to inspect the Company's operation. The Purchaser has had the opportunity to ask questions of, and receive answers from the management of the Company concerning the Securities and the terms and conditions of this Agreement and the agreements and transactions contemplated hereby, and to obtain any additional information as the Purchaser may have requested in making its investment decision. The Purchaser is an "accredited investor", as defined by Regulation D promulgated under the Act. The Purchaser understands that the Securities have not been, and will not be registered under the Securities Act by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Act; and that the Securities must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration.

         Notwithstanding anything to the contrary in this Agreement, no investigation by the Purchaser shall affect the representations and warranties of the Company under this Agreement or contained in any document, certificate or other writing furnished or to be furnished to the Purchaser in connection with the transactions contemplated hereby.

V.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce the Purchaser to issue the Guaranty and to purchase the Securities as herein provided, the Company makes the following representations and warranties to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

         5.1. Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the Transactions)
(v) is in compliance with its certificate or articles of incorporation, as applicable, and by-laws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

         5.2. Subsidiaries. There currently exist, and upon consummation of the Transactions there shall exist, no Subsidiaries of the Company other than as set forth on Schedule 5.3 to the Capitol American Purchase Agreement, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class legally owned by the Company or a Subsidiary of the Company or any other Person, or to be owned on the Closing Date. There are no options, warrants, rights to purchase or similar rights covering capital Stock of any such Subsidiary.

         5.3. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement and the Supplemental Agreements and all instruments and documents to be delivered by the Company (subject to amendment of the Articles of Incorporation of the Company to the extent required to increase the number of its authorized shares): (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Company's articles of incorporation or by-laws; (iv) will not violate any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; (v) will not, in any material respect, conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their property is bound (including, but not limited to, the Financing Documents); and (vi) will not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries. No consent, waiver or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority), which has not been obtained as of the Closing Date is required in connection with the execution, delivery, performance by, or validity of this Agreement or the Supplemental Agreements. All such consents, waivers, authorizations and filings have been obtained or made. Except as provided above, each of this Agreement and the Supplemental Agreements to which the Company is intended to be a party has been duly executed and delivered of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to the principles of public policy and any bankruptcy and insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limited to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding thereafter may be brought.

         5.4. SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents") or has filed adequate extensions therefor; (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act or the Securities Exchange Actof 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         5.5. Absence of Certain Changes or Events. Except as disclosed to the Conseco Directors or in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) any granting by the Company or any of its Subsidiaries to any executive officer or other employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (v) any granting by the Company or any of its Subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (vi) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee or (vii) any change in accounting methods, principles or practices by the Company or any of its Scubsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

         5.6. Interim Financial Statements;  Absence of Undisclosed Liabilities.
(a) The Company has delivered to Purchaser a true and complete copy of the unaudited balance sheet of the Company on July 31, 1997 and related statement of income for the period then ended (the "Interim Financial Statement"). The Interim Financial Statement has been prepared in accordance with GAAP consistently applied throughout the period involved, except for the disclosure of footnotes. The balance sheet included in the Interim Financial Statement fairly presents the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at the date indicated, and the statement of income fairly presents the results of operations of the Company for the period indicated. The Interim Financial Statement contains all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position and results of operations for the period then ended. To the best knowledge of the Company, the draft unaudited consolidated balance sheet and income statement of the Company for the month ending July 31, 1997 delivered by the Company at Closing pursuant to the Agreement present fairly in accordance with GAAP (subject to normal quarterly adjustments), the consolidated financial position, the consolidated quarterly results of operations of the Company as at the end of such periods and for the period then ended based upon management's review and analysis to date.

         (b) Except for those Obligations disclosed on the Interim Financial Statement, the Company has no Obligations, fixed or contingent, choate or inchoate, in the individual amount of $25,000 or more.

         5.7. Projections. The Company has delivered certain financial projections to the Purchaser. No facts to the best knowledge of the Company exist which would result in any change in any of such projections. The projections are based upon good faith estimates derived from reasonable expectations at the time such projections were made, all of which were fair in light of current conditions at the time they were made, reflect the assumptions stated therein, and reflect the reasonable estimate of the Company of the results of operations and other information projected therein on a GAAP basis.

         5.08. No Default. Except as disclosed to the Conseco Directors, neither the Company nor any of its Subsidiaries is in default, nor to the best knowledge of any of the Company or any of its Subsidiaries is any third party in default, under or with respect to any contract, agreement, lease or other instrument, including, but not limited to, the Financing Agreements, to which any of the Company or its Subsidiaries is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect or which has been waived. Except as disclosed to the Conseco Directos, no Default or Event of Default exists on the date hereof.

         5.09. No Litigation. Except as set forth on Schedule 5.15 to the Capitol American Purchase Agreement or as disclosed to the Conseco Directors, no material action, claim or proceeding is now pending or, to the knowledge of the Company or any of its Subsidiaries, individually or in the aggregate result in or will result in a Material Adverse Effect.

         5.10. Capital Structure of the Company. The entire authorized capital stock of the Company consists solely of 25,000,000 shares of common stock, no par value, of which 6,022,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, no par value, none of which are outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are not subject to preemptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations. Except for options to purchase Common Stock and warrants to purchase Common Stock as set forth on Schedule 5.20 to the Capitol American Purchase Agreement hereto and shares issuable pursuant to the Debentures (as defined in the Capitol American Purchase Agreement), the options issuable under the Company's Stock Option Plan to purchase 600,000 shares of Common Stock and shares issuable pursuant to the Debentures (as defined in the Capitol American Purchase Agreement), there are no outstanding or authorized subscriptions, options, warrants, calls, commitments, agreements or arrangements of any kind relating to the issuance, transfer, delivery or sale of any additional shares of capital stock or other securities of the Company, including, but not limited to, any right of conversion or exchange under any outstanding security, agreement or other instrument. None of the options and warrants to purchase Common Stock will have their vesting period accelerated as a result of this Agreement, the Supplemental Agreements and the transactions contemplated hereby and thereby (other than any subsequent tender offer by Conseco, Inc.). Except as set forth on said Section 5.20 and except for the Stockholders Agreement, there are no authorized or outstanding voting agreements, voting trusts, proxies, stockholder agreements, rights to purchase, transfer restrictions, or other similar arrangements with respect to any of the capital stock of the Company of which the Company has knowledge. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company. The Company has no indebtedness for dividends, interest or other distributions declared or accumulated but unpaid with respect to any securities of the Company. No Person has a claim arising out of a violation of any preemptive rights of a stockholder of the Company, nor any claim based upon ownership, repurchase or redemption of any shares of the Company's capital stock.

         5.11. Broker's or Finder's Fee. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Company in connection with any of the transactions contemplated by this Agreement.

         5.12. Other Representations and Warranties. Except as disclosed to the Conseco Directors on or after April 11, 1997, the representations and warranties made by the Company in Sections 5.2, 5.9,5.11, 5.12, 5.13, 5.14, 5.16, 5.17,
5.18, 5.19, 5.21 and 5.22 of the Capitol American Purchase Agreement are true and correct on the date hereof as if made on and as of the date hereof.

         5.13. Disclosure. The Company has not withheld from the Purchaser any material facts relating to the assets, properties, operations, financial condition, or prospects of the Company. No representation or warranty of the Company in this Agreement or the Supplemental Agreements, and no statement contained in any certificate or other instrument delivered by the Company in connection with the transactions contemplated by this Agreement or the Supplemental Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

VI.  FINANCIAL STATEMENTS AND INFORMATION

         The Company covenants and agrees that, regardless of whether amounts are owing under the Debentures, unless the Purchaser shall otherwse consent in writing, from and after the date hereof and until the Purchaser, its sucessors or assigns have no right, obligation or liability under the Guaranty or the Note, the Company shall deliver to the Purchaser, at the times for delivery provided therein, the financial statements, reports, certificates, documents and other information referred to in Section VI of the Capitol American Purchase Agreement.

VII.  AFFIRMATIVE COVENANTS

         The Company covenants and agrees that:

         (a) Regardless of whether amounts are owing under the Debentures, unless the Purchaser shall otherwise consent in writing, from and after the date hereof and until the Purchaser, its successors or assigns have no right, obligation or liability under the Guaranty or the Note, the Company shall comply fully and in a timely mannerwith its obligations under, and shall take all actions required to be taken or not taken under, Section VII of the Capitol American Purchase Agreement.

         (b) The Company shall take all necessary or desirable actions within its control (including calling special board or stockholder meetings) so that the issuance of the Warrant and the Note to Conseco, including but not limited to the conversion features of the Note, all corporate action which is necessary or desirable in connection with the authorization and issuance of the shares of Common Stock issuable pursuant to the Note or the Warrant, is authorized, approved and ratified by the stockholders of the Company as soon as practicable after the date hereof, but in no event more than 90 days after the date hereof (unless Conseco shall otherwise agree).

VIII.  NEGATIVE COVENANTS

         The Company covenants and agrees that, regardless of whether amounts are owing under the Debentures, unless the Purchaser shall otherwise consent in writing, from and after the date hereof and until the Purchaser, its successors or assigns have no further right, obligation or liability under the Guaranty or the Note.

         (a) The Company shall comply fully with its obligations under, and shall not, and shall not permit any Subsidiary, to take any action prohibited by
Section VIII of the Capitol American Purchase Agreement;

         (b) The Company shall not, without the prior written consent of Conseco, its successors or assigns, incur additional Guaranty Obligations, amend, modify or otherwise change the terms of the Guaranty Obligations, GE Capital's obligations, responsibilities or liabilities with respect to the Guaranty Obligations or the terms of provisions of any document relating to the Guaranty Obligations or make any waiver or release or permit the release of any collateral (other than in the ordinary course of business) relating to the foregoing.

IX.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         9.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder until no amounts are owing under the Debentures:

         (a) The Company shall fail or neglect to perform, keep or observe any of the provisions of Sections 6, 7 or 8 of this Agreement and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after the Company shall receive written notice of any such failure from the Purchaser or fifteen (15) days after the Company shall have knowledge thereof.

         (b) The Company shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Supplemental Agreements and the same shall remain unremedied for a period ending on the first to occur of thirty (30) days after the Company shall receive written notice of any such failure from the Purchaser or thirty (30) days after the Company shall have knowledge thereof.

         (c) A default shall occur under any other agreement, document or instrument to which the Company or any Subsidiary thereof is a party or by which the Company or such Subsidiary or any of the Company's or such Subsidiary's property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of the Company or such Subsidiary in an aggregate amount exceeding $100,000, or (ii) causes (or permits any holder of such Indebtedness of a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

         (d) Any representation or warranty herein or in this Agreement or any Supplemental Agreement or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to the Purchaser by the Company or any of its Subsidiaries shall be untrue or incorrect in any material respects, as of the date when made or deemed made, and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after the Company shall receive written notice of any such failure from the Purchaser or fifteen (15) days after the Company shall have knowledge thereof.

         (e) The Company shall fail to make any principal or interest payment with respect to any Senior Indebtedness when the same shall be due and payable (including any applicable grace period), or any maturity date under the Senior Indebtedness is accelerated.

         (f) Any of the material assets of the Company or any of its Subsidiaries thereof shall be attached, seized, levied upon or subject to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Company or any of its Subsidiaries and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than the Company or such Subsidiary shall apply for the appointment of a receiver, trustee or custodian for any of the assets of the Company or such Subsidiary and such application shall remain unstayed or undismissed for thirty (30) consecutive days; or the Company or such Subsidiary shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

         (g) A case or proceeding shall have been commenced against the Company or any of its Subsidiaries in a court having competent jurisdiction seeking a decree or order in respect of the Company or such Subsidiary (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or such Subsidiary or of any substantial part of its or their properties; or (iii) ordering the winding-up or liquidation of the affairs of the Company or such Subsidiary and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

         (h) The Company or any of its Subsidiaries shall (i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or such Subsidiary or of any substantial part of its properties; (iii) fail generally to pay its debts as such debts become due; or (iv) take any corporate action in furtherance of any such action.

         (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not be (i) fully covered by insurance, or (ii) vacated, stayed, bonded, paid or discharged for a period of thirty (30) days.

         (j) Any other event shall have occurred and be continuing, including the revocation of any authorization, license, permit or other material suspension of the authority of the Company to conduct its business, which would have a Material Adverse Effect and remains uncured the Purchaser shall have given the Company at least thirty (30) days' notice thereof.

         (k) With respect to any Plan, (i) a prohibited transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which in the reasonable determination of the Purchaser could result in direct or indirect liability to the Company or any of its Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, the Company, any of its Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Qualified Plan, the Company, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the Internal Revenue Service, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (ii) - (iv) hereof, in the reasonable determination of the Purchaser there is a reasonable likelihood for termination of any such plan by the PBGC; provided, however, that the events listed in clauses (i) - (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of the Company, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $50,000, in any case set forth in (i) through
(v) above, or exceeds $100,000, in the aggregate for all such cases.

         (xi) An Event of Default or a Trigger Event under the Capitol

American Purchase Agreement shall occur.

         (xii) The  Purchaser   shall    have  to  make  payment pursuant to the
Guaranty.

    (xiii) A Trigger Event shall occur.

         9.2. Remedies. If any Event of Default specified in Section 9.1 shall have occurred and be continuing, the Purchaser shall have the right to require full payment of the principal amount of the Debentures together with all accrued and unpaid interest.

X.  TRIGGERING EVENT

         10.1. Events. The following events shall be considered triggering events under this Agreement ("Triggering Events"): if (x) upon the earlier of a request for conversion or exercise under the Debentures, the Note or the Warrant or the maturity date of the Debentures or the Warrant, the Company fails or refuses to register shares of Common Stock issued or issuable to the Purchaser pursuant to the terms and provisions of the Registration Rights Agreement, or
(y) at any time a holder of Common Stock obtained through conversion under the Debentures or the Note or upon exercise under the Warrant requests registration of such securities pursuant to an existing registration rights agreement with the Company, the Company fails or refuses to register such shares of Common Stock pursuant to the terms and provisions of such registration agreement.

         10.2. Redemption. From and after the occurrence of a Triggering Event, the Purchaser shall be entitled to cause the Company to (x) redeem or repurchase, as the case may be, the Debentures, the Note or the Warrant, as the case may be, in such amount as may be specified by the Purchaser in a request delivered to the Company by the Purchaser, and the Company shall redeem or repurchase the Debentures or the Note and the Warrant, by paying to the holder thereof an amount equal to the market value of the greatest number of shares of Common Stock into which the Note is convertible and which may be exercised under the Warrant, and/or as the case may be (y) repurchase all Common Stock obtained through conversion under the Debentures or the Note or exercise under the Warrant for a purchase price equal to the market value thereof determined as provided below. The market value and the maximum number of shares of Common Stock into which the Note is convertible and the Warrant is excersiable shall be determined using the higher of the average of the closing prices of a share of Common Stock, as reported by the principal stock exchange upon which shares of Common Stock are traded, for the 20 trading days prior to (i) the day of the public announcement of a Triggering Event or (ii) the day of the event giving rise to the to the Triggering Event. If the Common Stock is not listed for trading on a nationally recognized stock exchange or on the NASDAQ System on the day before the Triggering Event, for purposes of determining the number of shares of Common Stock issuable upon conversion of the Debentures and the redemption price provided for in this Section 10.2, the market value of a share of Common Stock shall be determined by a recognized appraisal or investment banking firm selected by the Board.


         10.3. Funds Unavailable. If sufficient funds are not legally available for payment of the redemption amount under Section 10.2 hereof following the occurrence of a Triggering Event, the Company and its Subsidiaries will take all lawful action necessary to enable the Company to make such payment to the fullest extent possible, including without limitation, (i) the sale of additional equity securities, (ii) any necessary action under applicable law to reduce the Company's surplus or other funds legally available, (iii) additional borrowing by, or a refinancing of, the Company, (iv) asset sales and (v) a sale of the Company or Subsidiaries to a third party. The Company will retain, at the Company's expense and with the consent of the Purchaser, an investment banking firm to assist the Company in taking the action referred to in the preceding sentence; such investment banking firm shall provide its service to the Company under the direction of a committee which will have two members, one of whom will be a representative of the Company and the other will be a representative of the Purchaser. Except as provided in the following paragraph, the foregoing shall not preclude the holders of the Note or the Warrant from availing themselves of any other remedy available at law or equity at any time to collect amounts due and payable to them by the Company.

         10.4. Notice. When a Triggering Event has occurred, the Company shall immediately give written notice thereof to the Purchaser. The Company shall also promptly notify the Purchaser of any event which could reasonably become a Triggering Event with the lapse of time or otherwise promptly after obtaining knowledge thereof.

XI.  RIGHT OF FIRST REFUSAL

         Until such time as the Purchaser has no right, obligation or liability under the Warrant, the Guaranty or the Note, upon any offer, sale or issuance, for cash or other property, of subordinated indebtedness of the Company, then the Purchaser shall have the right to subscribe to and purchase such notes and evidences of subordinated indebtedness (the "New Indebtedness") at a price and on such other terms and conditions as are no less favorable to the Purchaser than those on which the New Indebtedness will be offered, sold or issued to other persons. The Purchaser shall have the option to purchase up to such portion of the New Indebtedness as shall be equal to the Purchaser's pro rata investment in the Company of the entire amount of investments made in the Company by the Purchaser at such date. The Company shall give written notice to the Purchaser of any and each opportunity for exercise of its rights under this Article XI, setting forth the price of such New Indebtedness and the amount of such New Indebtedness that the Purchaser is entitled to purchase. Such notice shall be delivered to the Purchaser at the address then shown in the records of the Company, and the Purchaser may exercise its rights to purchase such New Indebtedness by written notice thereof delivered to the Company at its principal office not later than 10 business days following the date on which notice of such rights was received by the Purchaser. In the event the Purchaser does not elect to purchase the offered New Indebtedness, any other Affiliate of the Purchaser that is a wholly owned subsidiary of Conseco, Inc. shall be given notice thereof and shall have five business days thereafter to elect to purchase such unpurchased allotment.

XII.  SECURITIES LAW MATTERS

         Each certificate or instrument representing the Securities shall bear a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER PURSUANT TO AN AGREEMENT DATED SEPTEMBER 16, 1997 BY AND BETWEEN GENERAL ACCEPTANCE CORPORATION AND CONSECO, INC. AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, UNDER THE ACT, BASED ON AN OPINION LETTER OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

XIII.  MISCELLANEOUS

         13.1. Press Releases. Except as required by applicable law, the Purchaser and the Company will not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by the other party, which approval shall not be unreasonably withheld.



         13.2. Expenses. The Company will pay its own costs and expenses and the costs and expenses of the Purchaser incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         13.3. Indemnification. (a) The Company shall indemnify and hold harmless the Purchaser against and from any losses, claims, damages, liabilities or expenses ("Losses") insofar as the Losses (or actions in respect thereof) arise out of or are based upon (i) the falsity or incorrectness as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to this Agreement or any of the Ancillary Agreements, or (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants under or pursuant to the Articles of Incorporation. The Company shall also pay all reasonable attorneys' and accountants' fees and costs and court costs incurred by the Purchaser in enforcing the indemnification provided for in this Section 13.3(a). Notwithstanding the foregoing, the Company expressly agrees and acknowledges that the right of indemnification granted herein to the Purchaser shall not be deemed to be the exclusive remedy available to the Purchaser for any of the matters described in this Section 13.3(a).

         (b) The Purchaser shall indemnify and hold harmless the Company against and from any Losses insofar as the Losses (or actions in respect thereof) arise out of or are based upon the falsity or incorrectness as of the Closing Date of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or any of the Ancillary Agreements. The Purchaser shall also pay all reasonable attorneys' and accountants' fees and costs and court costs incurred by the Company in enforcing the indemnification provided for in this
Section 13.3(b).13.4. Notwithstanding the foregoing, the Purchaser expressly agrees and acknowledges that the right of indemnification granted herein to the Company shall not be deemed to be the exclusive remedy available to the Company for any of the matters described in this Section 13.3(b).

         13.4. Assignment. Neither party may assign any of its rights, title, interest, remedies, powers and duties hereunder without prior written consent of the other parties hereto. However, the Company hereby consents to the Purchaser's assignments, at any time or times, of any of the Purchaser's rights, title, interests, remedies, powers and duties hereunder, whether evidenced by a writing or not, to any of the Subsidiaries of the Purchaser. The Company agrees that it will use its best efforts to assist and cooperate with the Purchaser in any manner reasonably requested by the Purchaser to effect such assignments.

         13.5. Remedies. Trial. The Purchaser' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Purchaser may have under any other agreement, including without limitation, the Ancillary Agreements, by operation of law or otherwise.

         13.6. Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or the Ancillary Agreements.

         13.7. Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Purchaser and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Carmel, Indiana. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

         13.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.9. Parties. This Agreement and the other Ancillary Agreements shall be binding upon, and inure to the benefit of, the successors of the Company, and the successors and assigns of the Purchaser.

         13.10. Conflict of Terms. Except as otherwise provided in this Agreement or any of the Ancillary Agreements by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

         13.11. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY OF THE ANCILLARY AGREEMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PURCHASER AND THE COMPANY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE FEDERAL OR STATE COURTS IN THE COUNTY OF MARION, STATE OF INDIANA. SERVICE OF PROCESS ON THE COMPANY OR THE PURCHASER IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 13.9 HEREOF. NOTHING HEREIN SHALL

PRECLUDE THE PURCHASER OR THE COMPANY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

         13.12. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answer back, addressed as follows:

         (a)  If to the Purchaser at:

                           Conseco, Inc.
                           11825 North Pennsylvania Street
                           Carmel, Indiana 46032
                           Attention: John Sabl
                           Facsimile: (317) 817-6327

         (b)  If to the Company at:

                           General Acceptance Corporation
                           1025 Acuff Road
                           Bloomington, Indiana 47404
                           Attention: Chief Financial Officer
                           Facsimile: (812) 337-6029

                  With copies to:

                           Mr. Russell Algood
                           2800 South Olcott Boulevard
                           Bloomington, Indiana 47401

                  and

                           Hackman McClarnon Hulett & Cracraft
                           Suite 2400 One Indiana Square
                           Indianapolis, Indiana 46204
                           Attention: Marvin L. Hackman
                           Facsimile: (317) 686-3288


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or upon receipt if the same shall have been telecopied and confirmed by telecopy answer back or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         13.13. Survival. The representations and warranties of the Company in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the Closing for a period ending on the date the Purchaser has no further right, obligation or liability under the Guaranty, the Note or the Warrant.

         13.14. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         13.15. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                                        CONSECO, INC.
                                          As the Purchaser



                                       By /s/ ROLLIN M. DICK
                                          ROLLIN M. DICK
                                          Executive Vice President
                                          Chief Financial Officer

                                        GENERAL ACCEPTANCE CORPORATION
                                          As the Company



                                        By:/s/ RUSSELL E. ALGOOD, President